Exhibit 4.5

FIRST MERCHANTS CORPORATION

EQUITY COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

ARTICLE I

ESTABLISHMENT AND PURPOSE

Section 1.01. Establishment of Plan. First Merchants Corporation, an Indiana corporation (the “Company”), hereby establishes the First Merchants Corporation Equity Compensation Plan for Non-Employee Directors (the “Plan”), effective as of July 1, 2024 (the “Effective Date”), subject to the approval of the Plan at the Company’s 2024 annual meeting of shareholders by the holders of a majority of the shares of the Company’s common stock present and voting at that meeting in person or by proxy.

Section 1.02. Purpose. The purpose of the Plan is to promote the interests of the Company and its shareholders by more closely aligning the interests of the Company and its Non-Employee Directors (as hereinafter defined) by requiring the payment of at least one-half (1/2) of the Compensation (as defined in Section 3.01) payable to Non-Employee Directors for their service in that capacity in Restricted Shares (as defined in Section 3.04) of the Company’s common stock. A “Non-Employee Director” means any member of the board of directors of the Company (the “Board”) who is not an employee of the Company or any of its Subsidiaries (as hereinafter defined). A “Subsidiary” means a corporation or other form of business association of which shares (or other ownership interests) having fifty percent (50%) or more of the voting power are, or in the future become, owned or controlled, directly or indirectly, by the Company.

ARTICLE II

ADMINISTRATION

The Plan shall be administered by the Compensation and Human Resources Committee of the Board (the “Committee”), which shall serve at the pleasure of the Board. The Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary to comply with the requirements of the Plan or any applicable law. All actions taken and interpretations made in good faith by the Committee, or taken or made by any other person or persons to whom the Committee has delegated authority, in the administration of the Plan shall be final and binding upon all interested persons. All decisions by the Committee shall be made with the approval of not less than a majority of its members. No member of the Committee shall be liable for anything done or omitted to be done by him or her or by any other member of the Committee or the Board in connection with the Plan, except for his or her own willful misconduct or as expressly provided by statute.

ARTICLE III

PARTICIPATION; NON-EMPLOYEE DIRECTOR COMPENSATION

Section 3.01. Participation. All Non-Employee Directors shall automatically become participants in the Plan with respect to all Compensation payable to them for calendar quarters ending after the Effective Date, until the Plan is terminated in accordance with the provisions of Article VII. “Compensation” means any retainer, fee or other payment of any kind to which a Non- Employee Director is entitled for services performed in that capacity, including, without limitation, any additional amount payable to a Non-Employee Director for chairing a Board committee; provided, however, fees for service on a regional advisory board will not be included.

Section 3.02. Non-Employee Director Compensation. The Board shall annually, or at other times as the Board shall deem appropriate, determine the amount of Compensation to be payable for services performed by Non-Employee Directors, in accordance with applicable laws and regulations. Such Compensation shall be paid quarterly, as of the last business day of each calendar quarter.

Section 3.03. Fraction Payable in Restricted Shares. A fraction of all Compensation payable to Non-Employee Directors for calendar quarters ending after the Effective Date, as determined by the Board from time to time, which fraction shall not be less than one-half (1/2), shall be paid in Restricted Shares. In the absence of such determination, this fraction shall be five-eighths (5/8). The number of Restricted Shares to be issued to each Non-Employee Director shall be determined on the basis of the Fair Market Value (as hereinafter defined) of such Restricted Shares as of the date (i.e., the last business day of the calendar quarter) for which the Compensation is payable. The “Fair Market Value” of a Restricted Share means the last reported sale price of a share of the Company’s common stock on the relevant date, or if no sale took place, the last reported sale price of a share of the Company’s common stock on the most recent day on which a sale of a share of the Company’s common stock took place as reported by Nasdaq or a national securities exchange on which the Company’s common stock is listed on such date. The Restricted Shares shall be issued as of the last business day of the relevant calendar quarter and shall be credited to the Non-Employee Director’s stock account as soon as administratively feasible thereafter, but in no event shall any such payment be made later than the March 15 of the calendar year next following the calendar year in which such Restricted Shares were earned. To the extent Compensation payable in Restricted Shares to a Non-Employee Director under this Section 3.03 would result in a fractional share of common stock being issuable to such Non-Employee Director, cash shall be paid to the Non-Employee Director in lieu of such fractional share.

Section 3.04. Restrictions on Shares. A “Restricted Share” means a share of the Company’s common stock that is nontransferable and subject to a substantial risk of forfeiture, to the extent provided in this Section 3.04. The Restricted Shares issued to a Non-Employee Director in accordance with Section 3.03 may be registered in the name of a nominee or held in such other manner as the Committee determines to be appropriate. A book entry stock account will be established in the Non-Employee Director’s name. The Non-Employee Director will be the beneficial owner of the Restricted Shares issued and credited to his or her stock account and, subject to the restrictions set forth in this Section 3.04, he or she will have all rights of beneficial ownership in such Restricted Shares including the right to vote the Restricted Shares and receive all dividends and other distributions paid or made with respect thereto. The Company or its nominee will retain custody of the Restricted Shares issued under this Plan until (i) all of the restrictions have lapsed in accordance with Subsection 3.04(a), and (ii) the Non-Employee Director makes a specific request in writing to the Company for such Restricted Shares which have become unrestricted shares of common stock to be sold, transferred or delivered; provided, however, at any time following the lapse of such restrictions, a Non-Employee Director may request that a stock certificate, representing all or part of the shares credited to his or her stock account on which the restrictions have lapsed, be issued and delivered to the Non-Employee

Director. None of the Restricted Shares issued under this Plan may be sold, transferred, assigned, pledged, encumbered or otherwise alienated or hypothecated, unless and until, and then only to the extent that, these restrictions have lapsed in accordance with Subsection 3.04(a).

(a)

Lapse of Restrictions. Subject to Subsection 3.04(b), the restrictions set forth in the first paragraph of Section 3.04 shall lapse on the earliest of the following dates: (i) the third anniversary of the date as of which the Restricted Shares were issued if, as of the date the restrictions are to lapse, the Non-Employee Director has continued to serve in that capacity from the date as of which the Restricted Shares were issued to the date of lapse; (ii) the date of the Non-Employee Director’s death; (iii) the date the Non-Employee Director is determined to be Disabled (as hereinafter defined), or (iv) in the event of a “Change of Control,” as defined in the First Merchants Corporation 2024 Long-Term Equity Incentive Plan, if within two (2) years after the effective date of the Change of Control, the Non-Employee Director is removed or replaced as a member of the Board of the Company, then all restrictions and conditions applicable to the Non-Employee Director’s Restricted Shares shall be deemed to have lapsed as of the date of such removal or replacement. “Disabled” means total and permanent disability as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”).

(b)

Minimum Period for Restrictions. At a minimum, the restrictions set forth in the first paragraph of Section 3.04 shall begin at the time of issuance of the Restricted Shares and continue for a period of one (1) year from the issuance of the Restricted Shares. Such minimum period may only be accelerated pursuant to Subsection 3.04(a)(ii)-(iv) and may not be accelerated at the discretion of the Committee.

(c)

Forfeiture of Restricted Shares. Except in the case of Retirement (as defined below), in the event a Non-Employee Director’s service as a member of the Board terminates prior to the date the restrictions on all or part of the Restricted Shares issued pursuant to the Plan have lapsed in accordance with Subsection 3.04(a), all Restricted Shares still subject to the restrictions shall be returned to or canceled by the Company and shall be deemed to have been forfeited by the Non-Employee Director. If a Non-Employee Director’s engagement as a member of the Board of the Company terminates due to the Non-Employee Director’s Retirement, the Non-Employee Director shall not forfeit any Restricted Shares, to which he or she was entitled as of the date of his or her Retirement; however, any Restricted Shares shall continue to be the subject to the restrictions that were applicable to such Restricted Shares as of such date, and such restrictions shall lapse in accordance with Subsection 3.04(a) of the Plan. “Retirement” means the termination of service as a member of the Board of the Company other than the Non-Employee Director’s removal as provided in the Bylaws of the Company.

ARTICLE IV

SHARES ISSUABLE UNDER PLAN

Section 4.01. Number of Shares. The Restricted Shares issuable under the Plan shall be the Company’s authorized but unissued, or reacquired, common stock, or shares purchased in the open market. The maximum number of Restricted Shares of common stock that may be issued under the Plan shall be 600,000, as adjusted pursuant to Section 4.02.

Section 4.02. Adjustment. If the Company shall at any time increase or decrease the number of its outstanding shares of common stock or change in any way the rights and privileges of such shares by means of a payment of a stock dividend or any other distribution upon such shares payable in common stock, or through a stock split, reverse stock split, subdivision, consolidation, combination, reclassification, or recapitalization involving common stock, then the numbers, rights and privileges of the Restricted Shares issuable under Section 4.01 shall be increased, decreased or changed in like manner.

ARTICLE V

MISCELLANEOUS PROVISIONS

Section 5.01. No Right to be Elected. Neither the Plan nor any action taken hereunder shall be construed as giving any Non-Employee Director any right to be elected or re-elected as a director of the Company.

Section 5.02. Non-Assignment. A participant’s rights and interest under the Plan may not be assigned or transferred, hypothecated or encumbered, in whole or in part, either directly or by operation of law or otherwise (except, in the event of a participant’s death, by will or the laws of descent and distribution), including, without limitation, execution, levy, garnishment, attachment, pledge, bankruptcy, or in any other manner; and no such right or interest of any participant in the Plan shall be subject to any obligation or liability of such participant.

Section 5.03. Compliance with Applicable Laws. No Restricted Shares shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign securities, securities exchange, and other applicable laws and regulations.

Section 5.04. Withholding. It shall be a condition to the obligation of the Company to issue Restricted Shares hereunder that the participant pay to the Company, to the extent required by law and upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. A participant in the Plan may satisfy the withholding obligation, in whole or in part, by electing to have the Company withhold shares of common stock, otherwise issuable under the Plan, having a Fair Market Value equal to the amount required to be withheld. If the amount requested is not paid, the Company shall have no obligation to issue, and the participant shall have no right to receive, Restricted Shares.

Section 5.05. Unfunded Plan. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of Restricted Shares hereunder.

Section 5.06. Ratification of Actions Taken. By accepting any payment of Non-Employee Director Compensation hereunder or other benefit under the Plan, each participant, and each person claiming under or through him or her, shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board, or the Committee.

Section 5.07. Registration. The appropriate officers of the Company shall cause to be filed any registration statement required by the Securities Act of 1933, as amended, and any reports, returns or other information regarding any Restricted Shares issued pursuant to the Plan as may be required by Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any other applicable statute, rule or regulation.

Section 5.08. Governing Law. The interpretation, validity and enforcement of this Plan shall, to the extent not otherwise governed by the Code or the securities laws of the United States, be governed by the laws of the State of Indiana.

Section 5.09. Headings. Headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan or any provisions hereof. The use of the singular shall also include within its meaning the plural, where appropriate, and vice versa.

Section 5.10. Share Counting Restriction. Common stock may not be added back to the Plan reserve for future grants in the following circumstances: (i) common stock withheld to cover taxes; and (ii) stock-settled awards where only the actual common stock delivered with respect to an award are counted against the Plan reserve.

ARTICLE VI

AMENDMENT

The Board may amend the Plan at any time and from time to time, as it deems advisable; provided, however, that no amendment shall become effective without shareholder approval if such shareholder approval is required by any applicable federal or state law, rule or regulation, or by the rules of Nasdaq or any national exchange on which the Company’s common stock is listed; and provided, further, that any such amendment shall comply with applicable provisions of Rule 16b-3 under Section 16 of the Exchange Act, as in effect from time to time, the Code and the rules thereunder as in effect from time to time, and, to the extent applicable, the Employee Retirement Income Security Act of 1974, as amended, and the rules thereunder as in effect from time to time. No amendment of the Plan shall materially and adversely affect any right of any participant with respect to any shares of common stock of the Company theretofore issued without such participant’s written consent.

ARTICLE VII

TERMINATION

This Plan shall terminate upon the earlier of (a) the Board’s adoption of a resolution terminating the Plan, or (b) June 30, 2029, which is five (5) years from the Effective Date. No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person without his or her written consent with respect to any shares of common stock of the Company theretofore earned and issuable under the Plan.

ARTICLE VIII

SHAREHOLDER APPROVAL

The Plan shall be effective as of the Effective Date, contingent upon shareholder approval and adoption at the 2024 annual meeting of the shareholders of the Company. The shareholders shall be deemed to have approved and adopted the Plan only if it is approved and adopted at a meeting of the shareholders duly held by vote taken in the manner required by the securities laws of the United States, the Code, and the laws of the State of Indiana, as applicable.